exhibit (j)(1)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions “Financial Highlights”, “Independent Auditors” and “Financial Statements” and to the use of our reports dated February 5, 2002 on Goldman Sachs CORE Tax-Managed Equity Fund, Goldman Sachs Internet Tollkeeper Fund, Goldman Sachs Real Estate Securities Fund (three of the funds comprising the Goldman Sachs Trust), which are incorporated by reference in this Registration Statement (Form N-1A 33-17619 and 811-5349) of Goldman Sachs Trust.

/s/ ERNST & YOUNG LLP ERNST & YOUNG LLP

New York, New York
April 15, 2002